UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2024

KADANT INC.
(Exact name of registrant as specified in its charter)

Commission file number 001-11406

Delaware	52-1762325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Technology Park Drive
Westford, Massachusetts 01886
(Address of principal executive offices, including zip code)
(978) 776-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

KADANT INC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

At the annual meeting of stockholders of Kadant Inc. (the "Company") held on May 15, 2024 ("2024 Annual Meeting"), the Company's stockholders approved an amendment to the Company's amended and restated 2006 Equity Incentive Plan (the "Plan"). The amendment to the Plan, which had previously been adopted by the Board of Directors of the Company subject to stockholder approval, extended the Plan's term by 10 years to May 15, 2034.

The foregoing summary of the amendment to the Plan is qualified in its entirety by reference to the detailed summary of the Plan set forth in the section "Proposal Three—Approval of an Amendment to Our Amended and Restated 2006 Equity Incentive Plan to Extend the Plan's Term by 10 Years—Summary of the Plan" in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission ("SEC") on March 27, 2024 and to the full text of the Plan, a copy of which was filed as an exhibit to the Company's Definitive Proxy Statement filed with the SEC on March 27, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit
No.	Description of Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

KADANT INC.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: May 21, 2024	By	/s/ Michael J. McKenney
Michael J. McKenney Executive Vice President and Chief Financial Officer

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